Exhibit 23.5
CONSENT
OF
RAYMOND JAMES & ASSOCIATES, INC.
Board of Directors
HLTH Corporation
River Drive Center Two
669 River Drive
Elmwood Park, New Jersey 07407-1371
Members of the Board:
Raymond James & Associates, Inc. hereby consents to the use in Amendment No. 1 to the Registration Statement of WebMD Health Corp. on Form S-4 and in the Joint Proxy Statement/Prospectus of WebMD Health Corp. and HLTH Corporation, which is part of Amendment No. 1 to the Registration Statement, of our opinion dated June 17, 2009 appearing as Annex E to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein. In giving such consent, we do not hereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Riley Sweat
Name: Riley Sweat
Title: Managing Director

August 10, 2009